Exhibit 10.16

KONTOOR BRANDS, INC. MANAGEMENT INCENTIVE COMPENSATION PLAN

                    , 2019

I. INTRODUCTION

The objective of the Management Incentive Compensation Plan (as amended from time to time, the “Plan”) is to provide incentive bonus compensation to selected members of the management team of Kontoor Brands, Inc. (the “Company”) upon the achievement of performance goals established for the Company or respective business unit for each fiscal year. The Plan is intended to provide an additional means to attract and retain talented executives, and to link a significant element of each participant’s compensation opportunity to measures of the Company’s or respective business unit’s performance, in order to motivate the Company’s management team toward an even greater contribution to the results of the Company.

II. DEFINITIONS

A. COMPENSATION COMMITTEE — The Talent and Compensation Committee of the Board of Directors of the Company, the composition and processes of which are governed by the Compensation Committee’s Charter.

B. PARTICIPANT — An employee of the Company or a business unit who has been designated as a member of the management team of the Company and selected for participation in a given Plan Period by the Company.

C. PERFORMANCE OBJECTIVE — The performance objective or objectives established by the Compensation Committee for each Plan Period, which must be reached as a condition to the earning and payment of an Incentive Award for that Plan Period. The Performance Objective shall be comprised of specified corporate, business group or divisional levels of performance relating to one or more of the following performance criteria: earnings per share; net earnings or net income; pretax earnings; profit before taxes; operating income; net sales or net revenues; net sales or net revenues from existing businesses; net sales or net revenues from acquired businesses, market share; balance sheet measurements; cash flow; cash return on assets; return on capital; book value; shareholder return, or return on average common equity; or such other measurements as the Compensation Committee may establish, including individual performance goals.

D. PLAN PERIOD — The Company’s fiscal year, provided, however, that the Compensation Committee may specify a different Plan Period to meet unusual circumstances.

E. RETIREMENT — Employment separation from the Company or any of its business units after attaining age 55 and at least 10 years of service with the Company and/or any of its business units.

F. BUSINESS UNIT — Any majority-owned business organization of the Company or its direct or indirect subsidiaries, including but not limited to corporations, limited liability companies, partnerships, and any “subsidiary corporation” as defined in Section 424(f) of the Internal Revenue Code (the “Code”) that is a subsidiary of the Company.

G. TARGET INCENTIVE AWARD — The target incentive bonus established by the Company for a Participant for a Plan Period.

III. OPERATION OF THE PLAN

A. ESTABLISHMENT OF TARGET INCENTIVE AWARDS AND PERFORMANCE OBJECTIVES — The Company will establish in writing a Target Incentive Award for each Participant for the Plan Period. The Compensation Committee will establish the Performance Objectives and a range of values for the Performance Objectives for the Plan Period, with each such value corresponding to a percentage of the Target Incentive Award that may be earned for achievement of the Performance Objectives (the “Incentive Awards”). For example, the Compensation Committee may establish a threshold level of achievement of each Performance Objective which, if not attained, will result in no Incentive Award, and the Committee may likewise establish a “stretch” level of achievement of each Performance Objective which, if attained, will result in an Incentive Award greater than 100% of the Target Incentive Award. In establishing the level of Performance Objectives to be attained and in determining the actual level of achievement of each Performance Objective, the Compensation Committee may disregard or offset the effect of such factors as extraordinary and/or nonrecurring items, changes in accounting standards or tax laws, differences between actual foreign currency exchange rates during a Plan Period and the foreign currency exchange rates assumed in the Company’s financial plan for the Plan Period as presented to the Board of Directors and the Compensation Committee, the Company’s consolidation entries directly impacting the business units and other unusual items or circumstances approved by the Compensation Committee and/or Board.

B. CALCULATION OF INCENTIVE AWARDS — Incentive Awards will be paid to each Participant by reference to the actual attainment of the Performance Objectives, as determined in accordance with Section III.A above, relative to the Performance Objective levels established by the Compensation Committee for the Plan Period. The Company may exercise discretion to increase or decrease, the amount of the Incentive Award paid to any Participant based on the Company’s assessment of the individual’s performance or other considerations deemed relevant by the Company, provided that, in the case of Participant who is an executive officer, any such discretion must be exercised by the Compensation Committee.

C. APPROVAL OF AGGREGATE INCENTIVE AWARDS — The aggregate amount of all Incentive Awards paid for any Plan Period shall be subject to approval of the Compensation Committee and the Board of Directors.

D. PAYMENT OF INCENTIVE AWARDS — Payment of Incentive Awards for a Plan Period will be made within thirty days following the Compensation Committee’s certification in writing as to the level of Performance Objective attained for the Plan Period (but not later than seventy-five days following the end of the Plan Period), except to the extent (i) the Committee has specified that Incentive Awards will be paid on a deferred basis or subject to additional conditions to payment, or (ii) payment has been deferred by the Participant pursuant to any Company deferred compensation plan then in effect. Deferrals under such plans shall be mandated or permitted at the election of the Participant only in compliance with Code Section 409A. The specific rules applicable to the timing of deferral elections and the permitted distribution dates for deferrals are incorporated by reference in this Plan from the 2019 Stock Compensation Plan, as amended from time to time.

IV. CONTINGENCIES

A. EMPLOYMENT TERMINATION — Except as provided in Sections IV.B, IV.C and IV.E regarding permanent disability, death and Retirement, or unless the Company exercises its discretion under Section IV.D, a Participant who terminates employment voluntarily or who is terminated involuntarily prior to his or her receipt of an Incentive Award payment under this Plan forfeits all such payments, except as provided under the terms of any required or permitted deferral of such payments. A Participant who is employed by the Company at the end of a Plan Period shall not be deemed or considered, solely for that reason, to have accrued any right to or vested in an Incentive Award for the Plan Period.

B. PERMANENT DISABILITY — A Participant whose employment with the Company is terminated by reason of permanent disability is eligible to earn an Incentive Award for the Plan Period in which he or she becomes permanently disabled. The Incentive Award payment will be calculated as if employment had continued

throughout the Plan Period based on actual performance for the Plan Period (and subject to the Company’s right under Section III.B to exercise discretion); but, unless otherwise determined by the Company, the amount of the Incentive Award payable will be prorated according to the Participant’s actual length of active service during the Plan Period.

C. DEATH — The estate of a Participant whose employment with the Company is terminated by reason of death during a Plan Period is eligible to earn an Incentive Award for the Plan Period in which death occurs. The Incentive Award payment will be calculated as if employment had continued throughout the Plan Period based on actual performance for the Plan Period (and subject to the Company’s right under Section III.B to exercise discretion), but, unless otherwise determined by the Company, the amount of the Incentive Award payable will be prorated according to the Participant’s actual length of active service during the Plan Period.

D. COMPANY DISCRETION — The Company may determine that a terminated employee who had been a Plan Participant for part or all of the Plan Period will be eligible to earn an Incentive Award for the Plan Period if, in the Company’s judgment, the earning and payment of such Incentive Award would be in the best interest of the Company. Subject to the Company’s discretion under Section III.B above, any such Incentive Award payment will be calculated as if employment had continued throughout the Plan Period based on actual performance for the Plan Period, but, unless otherwise determined by the Company, payment of the Incentive Award will be prorated according to the Participant’s actual length of active service during the Plan Period. In the case of a Participant who is an executive officer, any determination or discretion under this Section IV (including the other subsections of this Section IV) must be made or exercised by the Compensation Committee.

E. RETIREMENT — A Participant whose Retirement occurs prior to the distribution of an Incentive Award for a Plan Period remains eligible to earn an Incentive Award for the Plan Period. At the Company’s discretion, the Incentive Award payment may be calculated as if Retirement had not occurred based on actual performance for the relevant Plan Period (and subject to the Company’s right under Section III.B to exercise discretion), but, unless otherwise determined by the Company, with payment prorated according to the Participant’s actual length of active service during the Plan Period.

F. TIMING RULE IN CASE OF AWARDS MADE FOLLOWING TERMINATION — Incentive Awards payable to a Participant (or his or her estate) following termination of employment shall be paid at the time other Incentive Awards are payable to continuing employee Participants in respect of the relevant Plan Period, but in any event by the            following the end of the Plan Period. If the Participant’s rights relating to an Incentive Award cause it to be a deferral of compensation under Code Section 409A, no acceleration of the time of payment will be permitted to the extent necessary to comply with applicable rules under Code Section 409A.

G. ADDITIONAL FORFEITURE CONDITION — Incentive Awards shall be subject to the Company’s “Forfeiture Policy For Equity and Incentive Awards In the Event of Restatement of Financial Results” or, if later modified or replaced by a similar policy (regardless of the title of such policy), as in effect thereafter at the time the Participant’s Incentive Award was authorized for any such Plan Period. Such Policy imposes conditions on a Participant’s right to receive payments under an Incentive Award and right to retain previous payments in settlement of an Incentive Award (a so-called “clawback”) in certain circumstances if the Company’s financial statements are required to be restated and in other specified circumstances.

V. ADMINISTRATION

The Compensation Committee shall have the authority and responsibility for all aspects of administration of the Plan, including but not limited to:

A. Interpretation of the Plan.

B. Establishment of the Performance Objectives and related terms under Section III. A. for each Plan Period.

C. Certification in writing as to the level of each Performance Objective attained for each Plan Period, and that other material terms upon which payment of Incentive Awards was conditioned have been satisfied.

D. Final approval of aggregate payments to Participants.

The Compensation Committee may delegate to specified officers or employees of the Company authority to perform ministerial functions under the Plan. In furtherance of this authority, unless otherwise limited by further action of the Compensation Committee, the Committee has delegated to the Chief Executive Officer and the Vice President — Human Resources the authority (unless such authority is specifically reserved to the Committee hereunder) to take actions under the Plan on behalf of the Company relating to Participants who are not executive officers, including the selection of Participants who are not executive officers and the establishment of Target Incentive Awards for each such Participant under Section III.A.

VI. AMENDMENT AND TERMINATION

The Compensation Committee shall have the power to amend, modify, suspend or terminate any part of the Plan at any time; provided, however, that any such change to the Plan that is beyond the authority of the Compensation Committee delegated by the Board of Directors shall be subject to the approval of the Board of Directors of the Company.

VII. GENERAL PROVISIONS

A. NO RIGHT TO EMPLOYMENT — Eligibility to receive an Incentive Award or the grant or payment of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, nor will it affect in any way the right of the Company to terminate such employment at any time, with or without cause. In addition, the Company may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan.

B. NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS — Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

C. TAX WITHHOLDING — The Company will deduct from any Incentive Award or other payment to a Participant any Federal, state, or local withholding or other tax or charge which the Company is then required to deduct under applicable law.

D. NON-TRANSFERABILITY— The opportunity to earn an Incentive Award, any resulting Incentive Award, and any other purported right hereunder, shall be non-assignable and non-transferable, and shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, hypothecation or garnishment by a Participant’s creditors or to or in favor of any party other than the Company or a subsidiary or subject to any lien, obligation, or liability of the Participant to any party other than the Company or a subsidiary.

E. GOVERNING LAW — The validity, construction and effect of the Plan or any Incentive Award hereunder shall be determined in accordance with the laws of the State of North Carolina, without giving effect to principles of conflicts of laws.

F. SEVERABILITY — If any provision of the Plan or any Incentive Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Incentive Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the purpose or intent of the Plan or the Incentive Award, such provision shall be stricken as to such jurisdiction or Incentive Award, and the remainder of the Plan or any such Incentive Award shall remain in full force and effect.

G. NO TRUST OR FUND CREATED — Neither the Plan nor any Incentive Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Company pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

H. HEADINGS — Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.